Date: August 7, 2018

Media Contact:	Investor Contact:
Michael Kinney	Dennis Puma
732-938-1031	732-938-1229
mkinney@njresources.com	dpuma@njresources.com

NEW JERSEY RESOURCES REPORTS THIRD-QUARTER FISCAL 2018 RESULTS

WALL, N.J. — Today, New Jersey Resources (NYSE: NJR) reported results for the third quarter of fiscal 2018:

●	Consolidated net loss of $14.3 million for the third quarter of fiscal 2018, compared with consolidated net income of $19 million for the same period in fiscal 2017.

●

Consolidated net financial earnings (NFE), a non-GAAP financial measure, were a loss of $8 million for the third quarter of fiscal 2018, compared with NFE of $17.4 million during the same period in fiscal 2017.

●	Fiscal 2018 NFE guidance increased to a range of $2.60 to $2.70 per share.

●	Utility customer growth for fiscal 2018 to 2020 increased to 27,000 and 29,000 from 26,000 and 28,000.

●	New Jersey Natural Gas (NJNG) received an easement from the Joint Base McGuire-Dix-Lakehurst for the Southern Reliability Link (SRL).

●

Clean Energy Ventures (CEV) completed two commercial solar installations with a total capacity of 23 megawatts (MW); two additional commercial solar installations are expected to be completed in the fourth quarter of fiscal 2018.

Third-quarter fiscal 2018 net loss totaled $14.3 million, or a loss of $0.16 per share, compared with net income of $19 million, or $0.22 per share, during the same period in fiscal 2017. Fiscal 2018 year-to-date net income totaled $249.7 million, or $2.85 per share, compared with $168.6 million, or $1.95 per share, during the same period in fiscal 2017.

In the third quarter of fiscal 2018, net financial loss was $8 million, or a loss of $0.09 per share, compared with NFE of $17.4 million, or $0.20 per share, during the same period last year. Fiscal 2018 year-to-date NFE totaled $269.4 million, or $3.08 per share, compared with NFE of $161.9 million, or $1.88 per share, during the same period in fiscal 2017.

“NJR's performance this year allowed us to increase earnings guidance, led by Energy Services, " said Laurence M. Downes, chairman and CEO of New Jersey Resources. "Our portfolio of businesses performed in-line with our expectations due to the dedication of our team. We remain focused on executing our strategy to meet our customer's expectations and deliver strong results for our shareowners."

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NEW JERSEY RESOURCES REPORTS THIRD-QUARTER FISCAL 2018 RESULTS

A reconciliation of net income to NFE for the three and nine months ended June 30 of fiscal years 2018 and 2017 is provided below.

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2018	2017	2018	2017
Net (loss) income*	$(14,274)	$18,957	$249,691	$168,588
Add:
Unrealized loss (gain) on derivative instruments and related transactions	2,657	(15,981)	25,904	(42,534)
Tax effect	(577)	5,985	(3,920)	15,907
Effects of economic hedging related to natural gas inventory	4,474	13,203	(14,788)	29,592
Tax effect	(1,011)	(4,947)	5,518	(11,077)
Net income to NFE tax adjustment	728	178	6,987	1,408
Net financial (loss) earnings	$(8,003)	$17,395	$269,392	$161,884

Weighted Average Shares Outstanding
Basic	87,888	86,408	87,493	86,257
Diluted	87,888	87,267	87,884	87,088

Basic (loss) earnings per share	$(0.16)	$0.22	$2.85	$1.95
Add:
Unrealized loss (gain) on derivative instruments and related transactions	0.03	(0.18)	0.30	(0.49)
Tax effect	(0.01)	0.07	(0.04)	0.19
Effects of economic hedging related to natural gas inventory	0.05	0.15	(0.17)	0.34
Tax effect	(0.01)	(0.06)	0.06	(0.13)
Net income to NFE tax adjustment	0.01	—	0.08	0.02
Basic net financial (loss) earnings per share	$(0.09)	$0.20	$3.08	$1.88

*Results during the first nine months of fiscal 2018 include an estimated income tax benefit of $57.7 million, or $0.66 per share, due to the revaluation of deferred taxes resulting from the reduction in the corporate tax rate.

NFE is a financial measure not calculated in accordance with generally accepted accounting principles (GAAP) of the United States. It is a measure of earnings based on eliminating timing differences surrounding the recognition of certain gains or losses, net of applicable tax adjustments, to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, Solar Renewable Energy Credits (SRECs) and foreign currency contracts. NFE eliminates the impact of volatility to GAAP earnings associated with unrealized gains and losses on derivative instruments in the current period. For further discussion of this financial measure, please see the explanation below under “Non-GAAP Financial Information.”

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NEW JERSEY RESOURCES REPORTS THIRD-QUARTER FISCAL 2018 RESULTS

A table summarizing our key performance metrics for the three and nine months ended June 30 of fiscal years 2018 and 2017 is provided below.

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
($ in Thousands)	2018	2017	2018	2017
Net (loss) income	$(14,274)	$18,957	$249,691	$168,588
Basic EPS	$(0.16)	$0.22	$2.85	$1.95
NFE	$(8,003)	$17,395	$269,392	$161,884
Basic NFE per share	$(0.09)	$0.20	$3.08	$1.88

A table detailing NFE for the three and nine months ended June 30 of fiscal years 2018 and 2017 is provided below.

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2018	2017	2018	2017
Net financial earnings (loss)
New Jersey Natural Gas	$2,440	$5,951	$96,991	$96,532
Midstream	3,489	2,959	22,315	10,294
Subtotal Regulated	5,929	8,910	119,306	106,826
Clean Energy Ventures	(829)	6,276	80,472	31,861
Energy Services	(15,079)	933	78,027	20,166
Home Services and Other	1,993	1,295	(8,211)	3,545
Subtotal Non-Regulated	(13,915)	8,504	150,288	55,572
Subtotal	(7,986)	17,414	269,594	162,398
Eliminations	(17)	(19)	(202)	(514)
Total	$(8,003)	$17,395	$269,392	$161,884

NJR Increases Fiscal 2018 NFE Guidance:

NJR increased fiscal 2018 NFE guidance from $2.55 to $2.65 per share to $2.60 to $2.70, subject to the risks and uncertainties identified below under “Forward-Looking Statements.” NJR expects its regulated businesses to generate between 40 to 47 percent of total NFE, with NJNG continuing to be the largest contributor, excluding the impacts of tax reform. The following chart represents NJR’s current expected contributions from its subsidiaries, and the estimated benefits as a result of the revaluation of deferred taxes, due to tax reform for fiscal 2018:

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NEW JERSEY RESOURCES REPORTS THIRD-QUARTER FISCAL 2018 RESULTS

Expected Fiscal 2018
Company	Net Financial Earnings Contribution
New Jersey Natural Gas	35 to 40 percent
Midstream	5 to 7 percent
Total Regulated	40 to 47 percent
Clean Energy Ventures	5 to 10 percent
Energy Services	25 to 30 percent
Home Services and Other	1 to 3 percent
Total Non-Regulated	31 to 43 percent
NFE contribution from the revaluation of deferred
taxes due to tax reform	20 to 25 percent

In providing fiscal 2018 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

Regulated Business Update:

New Jersey Natural Gas

NJNG reported third-quarter fiscal 2018 NFE of $2.4 million, compared with $6 million, during the same period in fiscal 2017. Fiscal 2018 year-to-date NFE at NJNG were $97 million, compared with $96.5 million during the same period last year. The decrease in NFE for the quarter was due primarily to higher O&M expenses.

NJNG Infrastructure Update:

●	The Southern Reliability Link, which is designed to provide a secondary interstate feed into the southern end of NJNG’s delivery system, received an easement from the Joint Base McGuire-Dix-Lakehurst during the third quarter. NJNG continues to make progress on gaining road opening permits to begin construction. NJNG expects the SRL to be in service during 2019, and plans to recover its capital costs through a future base rate case.

●	Safety Acceleration and Facilities Enhancement (SAFE) II is the five-year program approved by the New Jersey Board of Public Utilities (BPU) in September 2016 designed to replace the remaining 276 miles of unprotected steel main and associated services in NJNG’s distribution system. During the first nine months of fiscal 2018, NJNG invested $27.8 million to replace 39 miles of unprotected steel main and services.

●	New Jersey Reinvestment in System Enhancement (NJ RISE) program is the five-year, $102.5 million investment that began in 2014. During the third quarter, NJNG installed a distribution main under the Barnegat Bay, from Berkeley Township to the Borough of Seaside Park, to improve service resiliency into the southern portion of the Seaside Barrier Island.

●	The SAFE II and NJ RISE programs are eligible for annual base rate increases. On March 29, 2018, NJNG filed its annual petition with the BPU, requesting a base rate increase for the recovery of these related capital costs through June 30, 2018. The filing was updated in July 2018 to reflect actual results through June 30, 2018, with an updated base rate change of $6.8 million expected to be effective October 1, 2018.

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NEW JERSEY RESOURCES REPORTS THIRD-QUARTER FISCAL 2018 RESULTS

Customer Growth:

●	NJNG added 6,936 new customers during the first nine months of fiscal 2018, compared with 6,231 during the same period last year, primarily driven by the residential new construction market. In addition, 539 existing NJNG customers expanded their natural gas services.

●	NJNG expects to add between 27,000 and 29,000 new customers through fiscal 2020, representing an average annual growth rate of 1.7 percent and a cumulative increase in utility gross margin of approximately $16 million. For more information on utility gross margin, please see “Non-GAAP Financial Information” below.

Basic Gas Supply Service (BGSS) Incentive Programs:

●	BGSS incentive programs contributed $3 million to utility gross margin in the third quarter of fiscal 2018, compared with $3.4 million during the same period in fiscal 2017. Fiscal year-to-date, these programs contributed $9.8 million, compared with $10.1 million during the same period in fiscal 2017. The lower results for both periods were due primarily to a decrease in capacity release volumes. Total savings for NJNG customers through the BGSS incentive programs for the first nine months of fiscal 2018 were approximately $55 million.

Energy Efficiency:

●	The SAVEGREEN Project®, NJNG’s energy-efficiency program, invested $9.3 million during the first nine months of fiscal 2018 in grants and financing options designed to help customers with energy-efficiency upgrades for their homes and businesses.

●	On March 28, 2018, NJNG filed a petition with the BPU requesting continuation of existing SAVEGREEN programs and the addition of new programs through December 2024, with investments of approximately $341 million.

Tax Reform Benefits Customers:

●	On March 26, 2018, the BPU approved NJNG’s filing to pass through the benefits of federal tax reform and reduce customers’ rates by $21 million, inclusive of sales tax, effective April 1, 2018, resulting in a $31, or a 3 percent, annual decrease for the typical customer.

●	On May 22, 2018, the BPU approved NJNG's request to provide a one-time refund to customers of approximately $31 million, which customers received in June 2018.
●	Customers using approximately 1,000 therms per year will see an estimated overall reduction of $78, or 7.4 percent, on their bill this year.

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NEW JERSEY RESOURCES REPORTS THIRD-QUARTER FISCAL 2018 RESULTS

Midstream

Midstream reported third-quarter fiscal 2018 NFE of $3.5 million, compared with $3 million during the same period in fiscal 2017. The quarterly increase is due to an increase in Allowance for Funds Used During Construction (AFUDC) from the PennEast project. Fiscal 2018 year-to-date NFE were $22.3 million, compared with $10.3 million during the same period last year. The higher fiscal year-to-date results reflect the benefits of tax reform.

Infrastructure Projects:

●	PennEast Pipeline - On January 19, 2018, the Federal Energy Regulatory Commission (FERC) issued a Certificate of Public Convenience and Necessity for the PennEast Pipeline. PennEast is working through the details of gaining access to land to complete surveys in order to submit certain permit applications. PennEast has advised that it currently expects construction on the pipeline to begin in 2019. However, any delays in the permitting process may result in construction commencing later than currently expected.

●	Adelphia Gateway - On January 15, 2018, NJR filed with FERC seeking a Certificate of Public Convenience and Necessity for the Adelphia Gateway natural gas pipeline. On January 23, 2018, FERC formally noticed the application. This re-purposed pipeline will deliver natural gas to under-served areas in the greater Philadelphia market, and NJR expects it to be in service in fiscal 2019 and contribute materially to earnings in fiscal 2020.

Non-Regulated Businesses Update:

Energy Services

Energy Services reported third-quarter fiscal 2018 net financial losses of $15.1 million, compared with NFE of $933,000 during the same period in fiscal 2017. The quarterly decrease in NFE was due primarily to increased demand fees and O&M expenses during the quarter compared to the same period last year. The higher fees were partially offset by additional gross margin from favorable price spreads due to temperatures deviating from normal during April and June of this year. Fiscal 2018 year-to-date NFE were $78 million, compared with $20.2 million during the same period in fiscal 2017. The fiscal 2018 year-to-date increase was primarily due to colder weather that resulted in increased storage withdrawals to meet higher demand coupled with higher volatility, which allowed Energy Services to capture additional financial margin.

Clean Energy Ventures

CEV reported a net financial loss of $829,000 in the third quarter of fiscal 2018, compared with $6.3 million in the same period in fiscal 2017. The lower quarterly results were due primarily to an expectation of fewer Investment Tax Credits (ITC), compared with the same period in fiscal 2017, as a result of the planned sale leaseback financings for all fiscal 2018 commercial solar projects. Fiscal 2018 year-to-date NFE were $80.5 million, compared with $31.9 million during the same period in fiscal 2017. The improved fiscal year-to-date results were due primarily to an estimated benefit of $63.8 million related to the revaluation of deferred income taxes associated with tax reform.

CEV expects total solar-related capital expenditures during fiscal 2018 to be between $130 million and $144 million, of which $96.4 million will utilize sale leaseback financing. This compares with total solar-related capital expenditures of $120.3 million in fiscal 2017, which included $33 million of sale leaseback financing.

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NEW JERSEY RESOURCES REPORTS THIRD-QUARTER FISCAL 2018 RESULTS

Quarterly highlights:

●

Two commercial solar projects were placed into service during the third fiscal quarter. The two projects, located in Raritan and South Brunswick, NJ, total 23 MW of capacity. CEV expects two additional commercial solar projects located in Old Bridge and Springfield Township, N.J. to be placed into service in the fourth quarter of fiscal 2018. The four projects will add a total of 42.9 MW of capacity and represent an investment of $96.4 million.

●

The Sunlight Advantage®, CEV's residential solar leasing program, added 221 residential customers during the third quarter of fiscal 2018 and now serves approximately 7,000 residential customers, representing an investment of $207.7 million.

●

On March 2, 2018, CEV entered into a purchase and sale agreement for its 9.7 MW wind farm in Two Dot, Montana for a total sale price of $18.5 million. The sale closed on June 1, 2018, and CEV realized a pre-tax gain of approximately $965,000.

●	In March 2018, CEV announced a plan to sell its remaining wind assets. CEV expects a potential sale to close in the first quarter of fiscal 2019.

Home Services and Other Operations

In the third quarter of fiscal 2018, Home Services, NJR’s non-regulated retail and appliance service subsidiary, and Other Operations reported NFE of $2 million, compared with $1.3 million during the same period last year. The increase was due primarily to a lower effective tax rate. Fiscal 2018 year-to-date net financial losses were $8.2 million, compared with NFE of $3.5 million during the same period last year. The fiscal 2018 year-to-date decrease was due to an estimated $10.8 million charge primarily attributed to other operations resulting from the revaluation of deferred income taxes due to tax reform.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile while continuing to invest capital in regulated and non-regulated projects.

●	During the first nine months of fiscal 2018, NJR generated operating cash flows of $392.6 million, compared with $223.1 million during the same period in fiscal 2017.

●

Fiscal year-to-date capital expenditures were $284.4 million, of which $188.5 million were related to regulated assets, compared with $246.5 million, of which $142.5 million were related to regulated assets, during the same period in fiscal 2017.

Effective Tax Rate:

NJR’s estimated annual effective tax rate increased to 14.3 percent in fiscal 2018 from 13.1 percent in fiscal 2017. The increase is due to fewer expected investment tax credits, offset by a reduction in the federal tax rate.

For NFE purposes, NJR expects the annual effective tax rate to increase to 12.5 percent from 10.6 percent. NJR recognized $18.7 million in tax credits, net of deferred taxes, during the first nine months of fiscal 2018, compared with $37.3 million during the same period in fiscal 2017. Further detail can be found in Note 11 “Income Taxes” within our 10-Q filing.

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NEW JERSEY RESOURCES REPORTS THIRD-QUARTER FISCAL 2018 RESULTS

Webcast Information:

NJR will host a live webcast to discuss its financial results today at 10 a.m. EDT. A few minutes prior to the webcast, go to njresources.com and select “Investor Relations,” then scroll down to the “Events & Presentations” section and click on the webcast link.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this release include, but are not limited to, certain statements regarding NJR’s NFE guidance for fiscal 2018, forecasted contribution of business segments to fiscal 2018 NFE, future NJNG customer and utility gross margin growth, future NJR capital expenditures, infrastructure investments and solar sale leaseback transactions, Clean Energy Ventures’ ITC-eligible projects and demand for residential solar, the impact of the Tax Act, earnings and dividend growth, as well as the ability to close and successfully implement the Adelphia Gateway acquisition, sell our wind farms and construct the SRL and PennEast Pipeline projects.

The factors that could cause actual results to differ materially from NJR’s expectations include, but are not limited to, risks associated with our investments in clean energy projects, including the availability of regulatory and tax incentives, the availability of viable projects, our eligibility for ITCs and PTCs, the future market for SRECs and electricity prices and operational risks related to projects in service; the ability to obtain governmental and regulatory approvals, land-use rights, electric grid connection (in the case of clean energy projects) and/or financing for the construction, development and operation of our unregulated energy investments, pipeline transportation systems and NJR's infrastructure projects, including SRL and NJ RISE as well as PennEast and Adelphia Gateway, in a timely manner; risks associated with acquisitions and the related integration of acquired assets with our current operations; volatility of natural gas and other commodity prices and their impact on NJNG customer usage, NJNG’s BGSS incentive programs, our Energy Services segment operations and our risk management efforts; the level and rate at which NJNG’s costs and expenses are incurred and the extent to which they are approved for recovery from customers through the regulatory process, including through future base rate case filings; the impact of a disallowance of recovery of environmental-related expenditures and other regulatory changes; the performance of our subsidiaries; operating risks incidental to handling, storing, transporting and providing customers with natural gas; access to adequate supplies of natural gas and dependence on third-party storage and transportation facilities for natural gas supply; the regulatory and pricing policies of federal and state regulatory agencies; timing of qualifying for ITCs due to delays or failures to complete planned solar projects and the resulting effect on our effective tax rate and earnings; the results of legal or administrative proceedings with respect to claims, rates, environmental issues, natural gas cost prudence reviews and other matters; risks related to cyberattack or failure of information technology systems; changes in rating agency requirements and/or credit ratings and their effect on availability and cost of capital to our company; the ability to comply with current and future regulatory requirements; the impact of volatility in the equity and credit markets on our access to capital; the impact to the asset values and resulting higher costs and funding obligations of our pension and post-employment benefit plans as a result of potential downturns in the

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NEW JERSEY RESOURCES REPORTS THIRD-QUARTER FISCAL 2018 RESULTS

financial markets, lower discount rates, revised actuarial assumptions or impacts associated with the Patient Protection and Affordable Care Act; commercial and wholesale credit risks, including the availability of creditworthy customers and counterparties, and liquidity in the wholesale energy trading market; accounting effects and other risks associated with hedging activities and use of derivatives contracts; the ability to optimize our physical assets; any potential need to record a valuation allowance for our deferred tax assets; changes to tax laws and regulations; weather and economic conditions; the ability to comply with debt covenants; demographic changes in NJR’s service territory and their effect on NJR’s customer growth; the impact of natural disasters, terrorist activities and other extreme events on our operations and customers; the costs of compliance with present and future environmental laws, including potential climate change-related legislation; environmental-related and other uncertainties related to litigation or administrative proceedings; risks related to our employee workforce; and risks associated with the management of our joint ventures and partnerships, and investment in a master limited partnership. The aforementioned factors are detailed in the “Risk Factors” sections of our Form 10-K that we filed with the Securities and Exchange Commission (SEC) on November 21, 2017, which is available on the SEC’s Web site at sec.gov. Information included in this release is representative as of today only, and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information:

This release includes the non-GAAP financial measures NFE/net financial losses, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE/net financial loss and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Volatility associated with the change in value of these financial instruments and physical commodity contracts is reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to Clean Energy Ventures, as such the adjustment is related to tax credits generated by Clean Energy Ventures.

NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales, expenses and other taxes and regulatory rider expenses, which are key components of NJR’s operations. Natural gas costs, sales, expenses and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on utility gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s 2017 Form 10-K, Item 7.

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NEW JERSEY RESOURCES REPORTS THIRD-QUARTER FISCAL 2018 RESULTS

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

●	New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,400 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris, Middlesex and Burlington counties.

●	Clean Energy Ventures invests in, owns and operates solar and onshore wind projects with a total capacity of more than 335 megawatts, providing residential and commercial customers with low-carbon solutions.

●	Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

●	Midstream serves customers from local distributors and producers to electric generators and wholesale marketers through its 50 percent equity ownership in the Steckman Ridge natural gas storage facility, as well as its 20 percent equity interest in the PennEast Pipeline Project.

●	NJR Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its more than 1,000 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

www.njresources.com.
Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.
Download our free NJR investor relations app for iPad, iPhone and Android.

NJR-E

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NEW JERSEY RESOURCES REPORTS THIRD-QUARTER FISCAL 2018 RESULTS

NEW JERSEY RESOURCES
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2018	2017	2018	2017
OPERATING REVENUES
Utility	$104,538	$121,362	$631,389	$602,464
Nonutility	438,897	336,161	1,636,394	1,129,633
Total operating revenues	543,435	457,523	2,267,783	1,732,097
OPERATING EXPENSES
Gas purchases
Utility	53,080	47,124	227,268	220,889
Nonutility	422,734	299,971	1,489,041	1,005,231
Related parties	2,156	2,076	6,392	6,259
Operation and maintenance	69,447	55,613	182,307	160,183
Regulatory rider expenses	5,542	5,216	36,915	37,710
Depreciation and amortization	20,320	20,760	64,634	60,348
Energy and other taxes	7,822	8,796	45,855	42,382
Total operating expenses	581,101	439,556	2,052,412	1,533,002
OPERATING (LOSS) INCOME	(37,666)	17,967	215,371	199,095
Other income, net	2,682	3,273	11,589	12,387
Interest expense, net of capitalized interest	11,037	11,164	34,740	33,215
(LOSS) INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(46,021)	10,076	192,220	178,267
Income tax (benefit) provision	(28,534)	(5,816)	(47,801)	20,134
Equity in earnings of affiliates	3,213	3,065	9,670	10,455
NET (LOSS) INCOME	$(14,274)	$18,957	$249,691	$168,588

(LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.16)	$0.22	$2.85	$1.95
Diluted	$(0.16)	$0.22	$2.84	$1.94

DIVIDENDS DECLARED PER COMMON SHARE	$0.2725	$0.255	$0.818	$0.765

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	87,888	86,408	87,493	86,257
Diluted	87,888	87,267	87,884	87,088

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NJR REPORTS SECOND-QUARTER FISCAL 2018 RESULTS

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands)	2018	2017	2018	2017
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measurement, to net financial earnings is as follows:

Net (loss) income	$(14,274)	$18,957	$249,691	$168,588
Add:
Unrealized loss (gain) on derivative instruments and related transactions	2,657	(15,981)	25,904	(42,534)
Tax effect	(577)	5,985	(3,920)	15,907
Effects of economic hedging related to natural gas inventory	4,474	13,203	(14,788)	29,592
Tax effect	(1,011)	(4,947)	5,518	(11,077)
Net income to NFE tax adjustment	728	178	6,987	1,408
Net financial (loss) earnings	$(8,003)	$17,395	$269,392	$161,884

Weighted Average Shares Outstanding
Basic	87,888	86,408	87,493	86,257
Diluted	87,888	87,267	87,884	87,088

A reconciliation of basic earnings per share, the closest GAAP financial measurement, to basic net financial earnings per share is as follows:

Basic (loss) earnings per share	$(0.16)	$0.22	$2.85	$1.95
Add:
Unrealized loss (gain) on derivative instruments and related transactions	$0.03	$(0.18)	$0.30	$(0.49)
Tax effect	$(0.01)	$0.07	$(0.04)	$0.19
Effects of economic hedging related to natural gas inventory	$0.05	$0.15	$(0.17)	$0.34
Tax effect	$(0.01)	$(0.06)	$0.06	$(0.13)
Net income to NFE tax adjustment	$0.01	$—	$0.08	$0.02
Basic NFE per share	$(0.09)	$0.20	$3.08	$1.88

NATURAL GAS DISTRIBUTION

A reconciliation of operating revenue, the closest GAAP financial measurement, to utility gross margin is as follows:

Operating revenues	$104,538	$121,362	$631,389	$602,464
Less:
Gas purchases	55,404	49,448	282,147	229,357
Energy and other taxes	5,493	6,208	35,770	33,796
Regulatory rider expense	5,542	5,216	36,915	37,710
Utility gross margin	$38,099	$60,490	$276,557	$301,601

CLEAN ENERGY VENTURES

A reconciliation of net income to net financial earnings is as follows:

Net (loss) income	$(1,557)	$6,098	$73,485	$30,453
Add:
Net income to NFE tax adjustment	728	178	6,987	1,408
Net (loss) financial earnings	$(829)	$6,276	$80,472	$31,861

NJR REPORTS SECOND-QUARTER FISCAL 2018 RESULTS

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands)	2018	2017	2018	2017
ENERGY SERVICES

The following table is a computation of financial margin:

Operating revenues	$409,405	$307,139	$1,612,699	$1,064,607
Less: Gas purchases	423,861	301,106	1,492,418	1,008,675
Add:
Unrealized loss (gain) on derivative instruments and related transactions	2,874	(15,672)	24,498	(41,661)
Effects of economic hedging related to natural gas inventory	4,474	13,203	(14,788)	29,592
Financial margin	$(7,108)	$3,564	$129,991	$43,863

A reconciliation of operating income, the closest GAAP financial measurement, to financial margin is as follows:

Operating (loss) income	$(25,106)	$1,288	$101,886	$40,918
Add:
Operation and maintenance expense	10,312	4,359	15,792	13,828
Depreciation and amortization	21	16	50	49
Other taxes	317	370	2,553	1,137
Subtotal	(14,456)	6,033	120,281	55,932
Add:
Unrealized loss (gain) on derivative instruments and related transactions	2,874	(15,672)	24,498	(41,661)
Effects of economic hedging related to natural gas inventory	4,474	13,203	(14,788)	29,592
Financial margin	$(7,108)	$3,564	$129,991	$43,863

A reconciliation of net income to net financial earnings is as follows:

Net (loss) income	$(20,767)	$2,475	$66,163	$27,717
Add:
Unrealized loss (gain) on derivative instruments and related transactions	2,874	(15,672)	24,498	(41,661)
Tax effect	(649)	5,874	(3,364)	15,595
Effects of economic hedging related to natural gas, net of taxes	4,474	13,203	(14,788)	29,592
Tax effect	(1,011)	(4,947)	5,518	(11,077)
Net financial (loss) earnings	$(15,079)	$933	$78,027	$20,166

Home Services and Other

A reconciliation of net income to net financial earnings is as follows:

Net income (loss)	$2,128	$1,295	$(7,982)	$3,545
Add:
Unrealized loss on derivative instruments and related transactions	(204)	—	(325)	—
Tax effect	69	—	96	—
Net financial earnings (loss)	$1,993	$1,295	$(8,211)	$3,545

NEW JERSEY RESOURCES REPORTS THIRD-QUARTER FISCAL 2018 RESULTS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(Thousands, except per share data)	2018	2017	2018	2017
NEW JERSEY RESOURCES
Operating Revenues
Natural Gas Distribution	$104,538	$121,362	$631,389	$602,464
Clean Energy Ventures	15,348	14,915	42,210	35,425
Energy Services	409,405	307,139	1,612,699	1,064,607
Midstream	—	—	—	—
Home Services and Other	14,759	14,408	32,977	32,918
Sub-total	544,050	457,824	2,319,275	1,735,414
Eliminations	(615)	(301)	(51,492)	(3,317)
Total	$543,435	$457,523	$2,267,783	$1,732,097

Operating Income (loss)
Natural Gas Distribution	$(18,576)	$12,351	$116,360	$159,684
Clean Energy Ventures	2,456	1,016	(707)	(4,636)
Energy Services	(25,106)	1,288	101,886	40,918
Midstream	(516)	(355)	(1,482)	(757)
Home Services and Other	2,768	1,991	(2,720)	(568)
Sub-total	(38,974)	16,291	213,337	194,641
Eliminations	1,308	1,676	2,034	4,454
Total	$(37,666)	$17,967	$215,371	$199,095

Equity in Earnings of Affiliates
Midstream	$3,907	$4,049	$12,104	$13,499
Eliminations	(694)	(984)	(2,434)	(3,044)
Total	$3,213	$3,065	$9,670	$10,455

Net income (loss)
Natural Gas Distribution	$2,440	$5,951	$96,991	$96,532
Clean Energy Ventures	(1,557)	6,098	73,485	30,453
Energy Services	(20,767)	2,475	66,163	27,717
Midstream	3,489	2,959	22,315	10,294
Home Services and Other	2,128	1,295	(7,982)	3,545
Sub-total	(14,267)	18,778	250,972	168,541
Eliminations	(7)	179	(1,281)	47
Total	$(14,274)	$18,957	$249,691	$168,588

Net financial earnings (loss)
Natural Gas Distribution	$2,440	$5,951	$96,991	$96,532
Clean Energy Ventures	(829)	6,276	80,472	31,861
Energy Services	(15,079)	933	78,027	20,166
Midstream	3,489	2,959	22,315	10,294
Home Services and Other	1,993	1,295	(8,211)	3,545
Sub-total	(7,986)	17,414	269,594	162,398
Eliminations	(17)	(19)	(202)	(514)
Total	$(8,003)	$17,395	$269,392	$161,884

Throughput (Bcf)
NJNG, Core Customers	22.0	20.6	94.5	94.7
NJNG, Off System/Capacity Management	34.1	43.7	109.5	129.8
Energy Services Fuel Mgmt. and Wholesale Sales	153.6	103.0	485.1	360.8
Total	209.7	167.3	689.1	585.3

Common Stock Data
Yield at June 30	2.4%	2.6%	2.4%	2.6%
Market Price
High	$45.20	$43.50	$45.45	$43.50
Low	$39.15	$38.95	$35.55	$30.46
Close at June 30	$44.75	$39.70	$44.75	$39.70
Shares Out. at June 30	88,212	86,466	88,212	86,466
Market Cap. at June 30	$3,947,476	$3,432,695	$3,947,476	$3,432,695

NEW JERSEY RESOURCES REPORTS THIRD-QUARTER FISCAL 2018 RESULTS

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer and weather data)	2018	2017	2018	2017
NATURAL GAS DISTRIBUTION
Utility Gross Margin
Operating revenues	$104,538	$121,362	$631,389	$602,464
Less:
Gas purchases	55,404	49,448	282,147	229,357
Energy and other taxes	5,493	6,208	35,770	33,796
Regulatory rider expense	5,542	5,216	36,915	37,710
Total Utility Gross Margin	$38,099	$60,490	$276,557	$301,601

Utility Gross Margin, Operating Income and Net Income
Residential	$20,155	$34,837	$179,445	$193,934
Commercial, Industrial & Other	6,610	9,342	39,758	44,157
Firm Transportation	6,857	11,408	43,294	48,858
Total Firm Margin	33,622	55,587	262,497	286,949
Interruptible	1,503	1,503	4,291	4,544
Total System Margin	35,125	57,090	266,788	291,493
Off System/Capacity Management/FRM/Storage Incentive	2,974	3,400	9,769	10,108
Total Utility Gross Margin	38,099	60,490	276,557	301,601
Operation and maintenance expense	42,412	34,807	117,062	101,793
Depreciation and amortization	13,473	12,425	39,609	36,718
Other taxes not reflected in gross margin	791	907	3,526	3,406
Operating Income	$(18,576)	$12,351	$116,360	$159,684

Net Income	$2,440	$5,951	$96,991	$96,532

Net Financial Earnings	$2,440	$5,951	$96,991	$96,532

Throughput (Bcf)
Residential	6.6	5.4	42.7	37.7
Commercial, Industrial & Other	1.4	1.1	8.2	7.9
Firm Transportation	2.7	2.6	13.9	12.7
Total Firm Throughput	10.7	9.1	64.8	58.3
Interruptible	11.3	11.5	29.7	36.4
Total System Throughput	22.0	20.6	94.5	94.7
Off System/Capacity Management	34.1	43.7	109.5	129.8
Total Throughput	56.1	64.3	204.0	224.5

Customers
Residential	472,382	457,542	472,382	457,542
Commercial, Industrial & Other	28,321	27,245	28,321	27,245
Firm Transportation	36,929	43,796	36,929	43,796
Total Firm Customers	537,632	528,583	537,632	528,583
Interruptible	32	34	32	34
Total System Customers	537,664	528,617	537,664	528,617
Off System/Capacity Management*	28	24	28	24
Total Customers	537,692	528,641	537,692	528,641
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	529	420	4,523	4,105
Normal	499	502	4,529	4,556
Percent of Normal	106.0%	83.7%	99.9%	90.1%

NEW JERSEY RESOURCES REPORTS THIRD-QUARTER FISCAL 2018 RESULTS

	Three Months Ended		Nine Months Ended
(Unaudited)	June 30,		June 30,
(Thousands, except customer, SREC and megawatt)	2018	2017	2018	2017
CLEAN ENERGY VENTURES
Operating Revenues
SREC sales	$7,756	$8,312	$20,050	$17,809
Wind electricity sales and other	3,675	3,513	11,963	10,231
Solar electricity sales and other	1,934	1,450	4,477	2,984
Sunlight Advantage	1,983	1,640	5,720	4,401
Total Operating Revenues	$15,348	$14,915	$42,210	$35,425
Depreciation and Amortization	$6,702	$8,154	$24,565	$23,118
Operating Income (Loss)	$2,456	$1,016	$(707)	$(4,636)
Income Tax Benefit	$565	$8,122	$87,275	$44,765
Net (Loss) Income	$(1,557)	$6,098	$73,485	$30,453
Net Financial (Loss) Earnings	$(829)	$6,276	$80,472	$31,861
Solar Renewable Energy Certificates Generated	83,779	56,294	153,215	125,730
Solar Renewable Energy Certificates Sold	45,893	34,000	88,562	76,669
Solar Megawatts Eligible for ITCs	25.1	25.6	28.7	31.9
Solar Megawatts Under Construction	30.7	5.6	30.7	5.6
Wind Megawatts Installed/Acquired	—	—	—	39.9

ENERGY SERVICES
Operating Income
Operating revenues	$409,405	$307,139	$1,612,699	$1,064,607
Less:
Gas purchases	423,861	301,106	1,492,418	1,008,675
Operation and maintenance expense	10,312	4,359	15,792	13,828
Depreciation and amortization	21	16	50	49
Energy and other taxes	317	370	2,553	1,137
Operating (Loss) Income	$(25,106)	$1,288	$101,886	$40,918
Net (Loss) Income	$(20,767)	$2,475	$66,163	$27,717
Financial Margin	$(7,108)	$3,564	$129,991	$43,863
Net Financial (Loss) Earnings	$(15,079)	$933	$78,027	$20,166
Gas Sold and Managed (Bcf)	153.6	103.0	485.1	360.8

MIDSTREAM
Equity in Earnings of Affiliates	$3,907	$4,049	$12,104	$13,499
Other Income, Net	$1,558	$1,085	$4,135	$2,993
Income Tax Provision (Benefit)	$989	$1,609	$(8,723)	$4,760
Net Income	$3,489	$2,959	$22,315	$10,294

HOME SERVICES AND OTHER
Operating Revenues	$14,759	$14,408	$32,977	$32,918
Operating Income (Loss)	$2,768	$1,991	$(2,720)	$(568)
Other Income, Net	$351	$273	$6,259	$6,101
Net Income (Loss)	$2,128	$1,295	$(7,982)	$3,545
Net Financial Earnings (Loss)	$1,993	$1,295	$(8,211)	$3,545
Total Service Contract Customers at June 30	110,314	112,289	110,314	112,289